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                                                                   Exhibit 99(i)
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                    EXIGENT INKS CONTRACT FOR $61.5 MILLION
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     MELBOURNE, FL, May 12, 1998 - Exigent International, Inc. (Chicago Stock
Exchange: XNT; OTC: XGNT) announced that its subsidiary Software Technology,
Inc. (STI) has just signed a contract worth approximately $61.5 million.

     Exigent's CEO, Bernie Smedley, said, "We view this contract as a further validation of STI's core competencies and our commitment to quality and customer satisfaction."

     Exigent International, Inc. (www.xgnt.com) is a holding company capitalizing on emerging high-technology opportunities. Subsidiaries are:
Software Technology, Inc. (STI), specializes in satellite command and control solutions. STI's flagship product OS/COMET/TM/ controls the two largest constellations: the IRIDIUM(R) global communication system (more than 70 satellites aloft in its final form) and the well-known NAVSTAR Global Positioning System (GPS).

     FotoTag, Inc., develops innovative solutions to the problems of people and product tracking.

     Since 1978, we have served a number of Fortune 500 clients, and government agencies that include NASA, the USAF, and the Naval Research Laboratory (NRL).

     For Investor Relations, contact Don Riordan, CFO (don_riordan@xgnt.com). For general information, contact Dennis Lunder, VP Marketing
(dennis_lunder@xgnt.com) via E-mail, or: (888) 952-XGNT or (407) 676-4510 (Fax).

     IRIDIUM(R) is a registered trademark and service mark of Iridium LLC.